Exhibit 10.9

Portions of this exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K on the basis that the Registrant customarily and actually treats the information as private or confidential and the omitted information is not material. The Registrant agrees to furnish supplementally a copy of any omitted information to the SEC upon its request, however, the Registrant may request confidential treatment of omitted information. Information that has been omitted has been noted in this document with a placeholder identified by the mark “[***]”

COOPERATION AGREEMENT

between

VNG LIMITED

and

BIG V TECHNOLOGY CORPORATION

DATED AS OF [•], 2023

[Note: Certain schedules and appendices to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish supplementally a copy of any omitted schedule to the SEC upon its request, however, the Registrant may request confidential treatment of omitted items.]

COOPERATION AGREEMENT

THIS AGREEMENT, dated as of [•], 2023, entered into by and between (i) VNG Limited, an exempted company incorporated under the laws of the Cayman Islands (“ListCo”) and (ii) Big V Technology Corporation, a Vietnamese joint stock company (“VN HoldCo”), is to become effective immediately prior to the completion of the underwritten initial public offering of the ListCo Class A Shares (as defined herein) on the Nasdaq Global Select Market (the “IPO”).

WITNESSETH:

WHEREAS, substantially concurrently with the completion of the IPO, ListCo will consummate certain reorganization transactions (the “Reorganization”) pursuant to which ListCo will control VNG Corporation, a Vietnamese joint stock company (“VN OpCo”), under International Financial Reporting Standards.

WHEREAS, ListCo is undertaking the Reorganization to provide foreign investors with greater economic exposure to VN OpCo than would be allowed solely through direct ownership of VN OpCo’s Charter Capital (as defined herein) and for the benefit of VN OpCo’s business as a whole, including its Vietnamese employees and other shareholders in VN OpCo, and to adopt appropriate governance and minority protections in the context of a founder-led public company with Vietnamese roots.

WHEREAS, as of the date of this Agreement, VN HoldCo is the registered owner of 6,110,547 VN OpCo Shares (as defined herein), representing 21.3% of the Charter Capital of VN OpCo, and, pursuant and subject to the terms of this Agreement, VN HoldCo will remain the registered owner of such VN OpCo Shares.

WHEREAS, the parties hereto desire to enter into this Agreement to govern certain of their rights, duties and obligations after consummation of the IPO and the Reorganization.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE 1. DEFINITIONS

Section 1.01 Definitions. (a) As used in this Agreement, the following terms have the following meanings: “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For the purpose of this definition, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Applicable Law” means, with respect to any Person, any transnational, domestic or foreign federal, national, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling, approval or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority that is binding upon or applicable to such Person, as amended unless expressly specified otherwise.

“Articles of ListCo” means the amended and restated articles and memorandum of association of ListCo as in effect upon completion of the IPO, which is filed as Exhibit 3.2 to the F-1 registration statement for the IPO.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in the Cayman Islands, Vietnam, Singapore or New York City are authorized by law to close.

“Charter Capital” means vốn điều lệ, or the capital contributed or undertaken to be contributed by a member/owner as stipulated in Law 59/2020/QH14 on Enterprises adopted by the National Assembly of Vietnam on June 17, 2020.

“Charter of VN HoldCo” means the amended and restated charter of VN HoldCo as in effect upon completion of the IPO, which is filed as Exhibit 99.5 to the F-1 registration statement for the IPO.

“Citi Loan” means the US$135,000,000 term loan facility under that certain Facility Agreement between VN HoldCo and Citibank N.A., Singapore Branch, dated July 21, 2023 (the “Citi Facility Agreement”).

“Consent of ListCo” means consent or instructions evidenced by a resolution of the board of directors of ListCo that meets the requirements for a “Reserved Matter” in the Articles of ListCo, notwithstanding that the subject matter of the resolution is itself not a Reserved Matter.

“Conversion Ratio” means the quotient that results from the formula A / (B + C), where: “A” is the total number of ListCo Class A Shares outstanding; “B” is the total number of VN OpCo Shares registered in the name of ListCo in the VN OpCo Register; and “C” is the total number of VN OpCo Shares registered in the name of VN HoldCo in the VN OpCo Register (including, for the avoidance of doubt, Forward Shares); in each case, immediately prior to the consummation of the relevant transaction. The board of directors of ListCo shall have sole authority in the determination of the Conversion Ratio based on the formula set out above.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Governmental Authority” means any federal, national, state, provincial, municipal, local or foreign government, governmental authority, regulatory or administrative agency, stock exchange (including UPCOM), governmental commission, department, board, bureau, agency or instrumentality, court or tribunal.

“Governmental Order” means any order, judgment, ruling, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any Governmental Authority.

“IPO” means the underwritten SEC-registered public offering by ListCo of its ListCo Class A Shares pursuant to which the ListCo Class A Shares are being listed on the Nasdaq Global Select Market.

“Lien” means any mortgage, deed of trust, pledge, transfer restriction, right of first refusal or first offer, preemptive rights, hypothecation, encumbrance, security interest, license, options or other rights to acquire an interest or other lien of any kind or any defect in the title or ownership.

“ListCo Class A Shares” means the Class A ordinary shares of a par or nominal value of US$0.000001 each in the issued capital of ListCo bearing the rights and being subject to the restrictions and obligations set out in the memorandum and articles of association of ListCo, as amended or substituted from time to time.

“ListCo Class B Shares” means the Class B ordinary shares of a par or nominal value of US$0.000001 each in the issued capital of ListCo bearing the rights and being subject to the restrictions and obligations set out in the memorandum and articles of association of ListCo, as amended or substituted from time to time.

“Person” means an individual, corporation, limited liability company, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“SEC” means the Securities and Exchange Commission.

“UPCOM” means the Unlisted Public Company Market of Vietnam, a trading venue for unlisted companies operated by the Hanoi Stock Exchange.

“VN OpCo Shares” means ordinary shares in the Charter Capital of VN OpCo.

(b) Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
“Contributor”	Section 6.02(b)

“Delivery”	Section 4.01

“Deliver”	Section 4.01

“Delivery Payment”	Section 5.02

“Deposit”	Section 5.01

“Deposit Refund”	Section 5.03

“e-mail”	Section 7.03

“Forward Shares”	Section 4.01

“Flip-Up Approval”	Section 3.04(a)(i)

“Flipped-Up Shares”	Section 3.04(a)(iii)

“IPO”	Preamble

“ListCo”	Preamble

“Onshore Buyback”	Section 3.03

“Pro Rata Entitlement”	Section 3.02

“Qualifying Shares”	Section 6.02

“Relevant Offer”	Section 3.02

“Reorganization”	Recitals

“VN HoldCo”	Preamble

“VN OpCo”	Recitals

“VN OpCo Register”	Section 4.01

Section 1.02 Other Definitional and Interpretative Provisions. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof, provided that with respect to any agreement or contract listed on any schedules hereto, all such amendments, modifications or supplements must also be listed in the appropriate schedule. References to any law include all rules and regulations promulgated thereunder and to that law as amended, superseded, modified or supplemented from time to time. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.

ARTICLE 2. REPRESENTATIONS AND WARRANTIES

Section 2.01 Representation from VN HoldCo to ListCo. VN HoldCo hereby represents and warrants to ListCo, as of the time of effectiveness of this Agreement and the date hereof, that VN HoldCo has no financial or contingent liability under International Financial Reporting Standards other than indebtedness incurred by VN HoldCo to acquire the VN OpCo Shares that are referred to in Section 3.01.

Section 2.02 Mutual Representations. ListCo hereby represents and warrants to VN HoldCo, and VN HoldCo hereby represents and warrants to ListCo, as of the time of effectiveness of this Agreement, the date hereof and each date on which Forward Shares are transacted under this Agreement, as follows:

(a) Organization and Standing. It is validly existing and in good standing under the laws of its jurisdiction of formation. It has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so licensed or qualified has not been and would not reasonably be expected to be, individually or in the aggregate material to the consummation of the transactions contemplated by this Agreement.

(b) Authorization, Binding Agreement. It has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by its board of directors and shareholders and no other corporate proceedings are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by it and, assuming the due authorization, execution and delivery of this Agreement by the other party hereto, constitutes the valid and binding obligation of the representing party, enforceable against the representing party in accordance with its terms.

(c) Compliance with Law. Neither it nor any of its property is in violation of any Governmental Order or Applicable Law.

(d) Government Approvals. No consent of or notice to any Governmental Authority is required to be obtained or made in connection with the execution, delivery or performance by the representing party of this Agreement or the consummation by it of the transactions contemplated hereby, other than such public notices, requisite approvals, consents and registrations that will be required to deliver Forward Shares at such future date, if any, when it is possible to do so in compliance with Vietnamese law and regulation.

(e) Non-Contravention. The execution and delivery by the representing party of this Agreement, the consummation by the representing party of the transactions contemplated hereby, and compliance by the representing party with any of the provisions hereof does not: (1) conflict with or violate any provision of its organizational documents; (2) conflict with or violate any law, Governmental Order or consent applicable to the representing party or any of its properties or assets; (3) as of the date of this Agreement (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by the representing party under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien (other than pursuant to this Agreement) upon any of the properties or assets of the representing party under, (viii) give rise to any obligation to obtain any third party consent or provide any notice to any Person or (ix) give any Person the right to declare a default, exercise any remedy, claim a rebate, chargeback, penalty or change in delivery schedule, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any oral or written contract, obligation, understanding, commitment, lease, license, purchase order, binding bid or other binding agreement of the representing party; or (4) result in the creation of any Lien upon any properties or assets of the representing party, except for any deviation from any of the foregoing clauses (2) or (3) that has not been and would not reasonably be expected to be, individually or in the aggregate material to the consummation of the transactions contemplated by this Agreement.

(f) Litigation. There is no action, cease and desist letter, demand, suit, litigation, proceeding, arbitration proceeding, administrative or regulatory proceeding, investigation, citation, summons or subpoena of any nature, civil, criminal, regulatory or otherwise, in law or in equity, in each case by and before a Governmental Authority, pending or threatened in writing against the representing party.

(g) Finders and Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission from the representing party in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the representing party.

ARTICLE 3. FORWARD SALES AND CONVERSIONS

OF VN OPCO SHARES

Section 3.01 The IPO Forward Sale. (a) Subject to the terms and conditions of this Agreement, in consideration for the payments contemplated by Section 3.01(b), VN HoldCo agrees to sell to ListCo, and ListCo agrees to purchase from VN HoldCo, immediately upon the completion of the IPO, 6,110,547 VN OpCo Shares as Forward Shares subject to and on the terms of Article 4.

(b) The consideration for the purchase referred to in Section 3.01(a) shall be U.S.$[_______], which ListCo shall pay or cause to be paid in funds immediately available in Hanoi no later than the second Business Day immediately following the closing of the IPO, from the net proceeds from the IPO to the account of VN HoldCo that is set forth in Schedule 1 hereto.

(c) Immediately upon receipt of such funds, VN HoldCo shall pay or cause to be paid all principal, interest and other unpaid sums due and payable under the Citi Facility Agreement, in funds immediately available in the account specified in the Citi Facility Agreement for final repayment of the Citi Loan on the third Business Day immediately following the closing of the IPO.

Section 3.02 Future Offerings by VN OpCo. At any time that there is any offering, grant, award or issuance by VN OpCo of VN OpCo Shares or securities exercisable or convertible into VN OpCo Shares (whether pursuant to the charter of VN OpCo, Applicable Law or otherwise), in which VN HoldCo is entitled to participate (a “Relevant Offer”), ListCo shall have the right to cause VN HoldCo to take up all or any portion of the entitlement under the Relevant Offer that relates to the VN OpCo Shares (including Forward Shares) that are registered in the name of VN HoldCo (the “Pro Rata Entitlement”). ListCo may exercise this right by providing to VN HoldCo a Consent of ListCo and paying to VN HoldCo the amounts necessary for VN HoldCo to subscribe for the Pro Rata Entitlement (or the portion thereof that ListCo wishes VN HoldCo to subscribe for). The VN OpCo Shares that result from the subscription of the Pro Rata Entitlement shall be treated as Forward Shares sold by VN HoldCo to ListCo subject to the terms of Article 4.

Section 3.03 Periodic Offers to Purchase VN OpCo Shares. Subject to the terms set forth in Schedule 2 hereto and Applicable Law, ListCo shall have the right, at any time and from time to time, to cause VN HoldCo to make offers to purchase VN OpCo Shares from any other holder of VN OpCo Shares (each, an “Onshore Buyback”). ListCo may exercise this right by providing to VN HoldCo a Consent of ListCo that sets forth the terms of the Onshore Buyback and paying to VN HoldCo such amounts as are necessary to consummate the Onshore Buyback in accordance with its terms. The VN OpCo shares that are purchased in Onshore Buybacks shall be treated as Forward Shares sold by VN HoldCo to ListCo subject to the terms of Article 4.

Section 3.04 Exchanges of VN OpCo Shares for ListCo Class A Shares.

(a) Subject to the conditions in Section 3.04(b), ListCo shall issue, to any Vietnamese Person who has:

(i) received (and provided to ListCo reasonably satisfactory evidence of) approval from the requisite Governmental Authorities in Vietnam for such Vietnamese Person to hold ListCo Class A Shares in compliance with Applicable Law (“Flip-Up Approval”);

(ii) to the reasonable satisfaction of ListCo, complied with any requirements or conditions of the Flip-Up Approval; and

(iii) subject to the terms of the Flip-up Approval, caused the registration of such Vietnamese Person’s VN OpCo Shares in the name of VN HoldCo in the VN OpCo Register (the “Flipped-Up Shares”),

such number of ListCo Class A Shares that is the product of the number of the Flipped-Up Shares multiplied by the Conversion Ratio.

(b) The right to receive ListCo Class A shares pursuant to Section 3.04(a) is conditioned upon: (i) the Flip-up Approval having been obtained by the Vietnamese Person individually (or as a member of a class) and not as a result of any general change in Applicable Law, including in respect of the foreign ownership limits applicable to VN OpCo or any of its subsidiaries in Vietnam; and (ii) no consideration being payable by ListCo other than the ListCo Class A Shares referred to in Section 3.04(a).

(c) The VN OpCo Shares registered in the name of VN HoldCo pursuant to Section 3.04(a) shall be treated as Forward Shares subject to the terms of Article 4.

ARTICLE 4. TERMS APPLICABLE TO FORWARD SHARES

Section 4.01 Status as Forward Shares. Every VN OpCo Share held by VN HoldCo which is expressly stated in Article 3 as being, or to be treated as, a “Forward Share” (such shares, “Forward Shares”) shall be sold or treated as sold (as the case may be) subject to the provisions of this Article 4 for so long as and unless, in compliance with Applicable Law, it is delivered to ListCo and ListCo becomes the registered owner thereof in the register of shareholders of VN OpCo maintained by the relevant Government Authority in Vietnam (the “VN OpCo Register”, and such actions, collectively, “Delivery” of a Forward Share, with the verb “Deliver” having a correlative meaning). VN HoldCo shall use its best efforts to procure that for as long as VN HoldCo holds any Forward Shares, each of the representations and warranties given by it in this Article 4 is, and remains, true, accurate and not misleading, and it is not in breach of any of the covenants and undertakings given by it in this Article 4 and in Article 6.

Section 4.02 VN HoldCo the Sole and Legal Owner. VN HoldCo shall be the sole and legal owner of each Forward Share for so long as and unless it is Delivered.

Section 4.03 Validly Issued; No Encumbrances. Each Forward Share shall have been duly authorized and validly issued and fully paid. Each Forward Share shall be non-assessable and free and clear of all Liens, other than (i) restrictions arising from Applicable Law or the provisions of this Agreement and (ii) any Liens incurred by ListCo. Without prejudice to Section 3.02, VN HoldCo shall procure that no Forward Share shall be subject to or give rise to any preemptive rights, purchase option, call option, subscription right, rights of first refusal, or any similar right under any provision of Applicable Law, the Charter of VN HoldCo or any oral or written contract, obligation, understanding, commitment, lease, license, purchase order, binding bid or other binding agreement to which VN HoldCo or any of its Affiliates (other than ListCo) is or will be a party or otherwise be bound.

Section 4.04 Mortgage in Favor of ListCo. VN HoldCo shall grant to ListCo a first priority mortgage over each Forward Share as promptly as possible (and with respect to the Forward Shares to be transacted pursuant to Section 3.01, in any event by no later than 30 days after the completion of the IPO) by entering into and delivering a share security agreement in the form of Exhibit A attached hereto, as security for the performance by VN HoldCo of its obligations hereunder, and VN HoldCo shall, not later than 10 Business Days after such delivery, perfect such mortgage by way of registration with the relevant Governmental Authorities in Vietnam.

Section 4.05 General Meetings of Shareholders of VN OpCo. VN HoldCo shall cause its legal representatives or their duly authorized proxies to be present for quorum purposes at every general meeting of shareholders of VN OpCo and to vote all Forward Shares in accordance with the proposals of the board of directors of VN OpCo.

Section 4.06 Economic Benefit.

(a) All economic benefit from each Forward Share shall be vested in and enjoyed by ListCo and, in furtherance and not in limitation of that economic benefit, VN HoldCo shall, to the extent permitted by Applicable Law, promptly transfer to ListCo in full without any deduction, withholding, set-off or counterclaim whatsoever (except as may be required by Applicable Law, in which case such deduction or withholding shall not exceed the minimum amount required to be deducted or withheld under Applicable Law) every dividend on and other distribution or payment (including upon liquidation of VN OpCo) from every Forward Share and, if such transfer is not feasible as a result of foreign exchange controls in Vietnam or other Applicable Law despite VN HoldCo having used best efforts and subject to Section 7.02(b), then ListCo shall have the right to offset the value of any such dividend or other distribution against Deposits, Delivery Payments or in any other way that is permitted under Applicable Law.

(b) Except in favor of ListCo pursuant to this Agreement, VN HoldCo shall not, nor shall it attempt to, sell, exchange, give, gift, contribute, lease, lend, or otherwise dispose of, or transact any Forward Share, nor shall it use any Forward Share to satisfy any obligation, nor shall it enter into any transaction with the same economic effect or consequences as any of the foregoing or resulting in the economic benefit of any Forward Share being enjoyed by any Person other than ListCo.

ARTICLE 5. PURCHASE PRICE FOR AND DELIVERY OF FORWARD SHARES

Section 5.01 Deposits for Forward Shares. Any amount paid by ListCo to VN HoldCo to transact a Forward Share pursuant to Article 3 shall be treated by the parties as a deposit paid to VN HoldCo (a “Deposit”). VN HoldCo shall not apply any Deposit (or any part thereof) toward any purpose other than (i) the purpose expressly stated therefor in this Agreement or (ii) in accordance with a Consent of ListCo.

Section 5.02 Delivery of Forward Shares. At such time, if ever, that it becomes possible to Deliver a Forward Share in compliance with Applicable Law, VN HoldCo and ListCo shall do all things as may be necessary or advisable to Deliver such Forward Share, provided that either (x) no additional amount shall be due from either party to Deliver such Forward Share or (y) any additional amount that is necessary to Deliver such Forward Share (a “Delivery Payment”) shall be equal to or exceed the Deposit in respect of that Forward Share. No Delivery Payment may be made without a Consent of ListCo, and VN HoldCo shall not apply any Delivery Payment (or any part thereof) toward any purpose other than the purpose expressly stated therefor in a Consent of ListCo.

Section 5.03 Purchase Price, Assessment of Tax. The purchase price for a Forward Share that is Delivered shall be the Deposit for that Forward Share, provided that if Delivery of that Forward Share requires a Delivery Payment, then the purchase price shall be the Delivery Payment. If ListCo makes a Delivery Payment for a Forward Share, VN HoldCo shall return to ListCo an amount equal to the Deposit for that Forward Share (the “Deposit Refund”) as promptly as possible following Delivery thereof, and VN HoldCo shall not apply the balance of the Delivery Payment (being the difference between (x) the Delivery Payment and (y) the Deposit Refund) toward any purpose other than the purpose expressly stated therefor in a Consent of ListCo. Any securities transfer tax or income tax due as a result of Delivery of a Forward Share shall be assessed at the time of Delivery in compliance with Applicable Law and shall be borne by ListCo (and ListCo shall indemnify and hold harmless VN HoldCo in respect thereof).

Section 5.04 Payment Confirmation. Each time a payment is made under this Agreement, the party making the payment shall deliver to the other party a payment confirmation substantially in the form of Exhibit B attached hereto.

Section 5.05 Currency of Payment. The Vietnamese Dong shall be the currency for all payments under this Agreement calculated based on the VND:US$ rate specified in the relevant Consent of ListCo or, if different, as required by Applicable Law.

Section 5.06 No Set-Off by VN HoldCo. Save as expressly set out in this Agreement, VN HoldCo shall procure that all monies payable by it under or pursuant to this Agreement shall be paid in full without any deduction, withholding, set-off or counterclaim whatsoever (except as may be required by Applicable Law, in which case such deduction or withholding shall not exceed the minimum amount required to be deducted or withheld under Applicable Law) and VN HoldCo irrevocably waives any such right to set-off or counterclaim against, or deduct or withhold from, any monies owed by it to any seller of VN OpCo Shares pursuant to Article 3 or to ListCo (other than as may be required by Applicable Law, in which case such deduction or withholding shall not exceed the minimum amount required to be deducted or withheld under Applicable Law).

ARTICLE 6. CERTAIN COVENANTS AND AGREEMENTS

Section 6.01 Compliance with Covenants by VN HoldCo. VN HoldCo shall ensure that all representations and warranties given by it in Article 2 are true, accurate and not misleading by reference to the facts and circumstances as at the date of each transaction in respect of Forward Shares under this Agreement.

Section 6.02 Charter Capital of VN HoldCo. (a) Except with respect to the Qualifying Shares (as defined in the Charter of VN HoldCo), the Charter Capital of VN HoldCo shall be held only by Vietnamese nationals who are both (i) “officers” (as defined in Rule 16a-1 of the Exchange Act) of VN OpCo (or any direct or indirect parent company of VN OpCo, including ListCo) and (ii) holders of ListCo Class B Shares.

(b) VN HoldCo shall procure that every holder of Charter Capital of VN HoldCo (other than holders of Qualifying Shares) (each, a “Contributor”), concurrently with the entry by the parties into this Agreement (and, with respect to future Contributors, upon becoming a Contributor), shall:

(i) deliver to ListCo an irrevocable undertaking in the form of Exhibit C attached hereto, thereby contributing to ListCo the economic benefit (but not the voting power) associated with the Charter Capital of VN HoldCo that they hold; and

(ii) grant to ListCo a first priority mortgage over the full portion of the Charter Capital of VN HoldCo held by the Contributor by entering into and delivering a share security agreement in the form of Exhibit D attached hereto, as security for the performance by VN HoldCo of its obligations hereunder and by Contributor of the Contributor’s obligations pursuant to the irrevocable undertaking referred to in clause (i) of this Section 6.02(b), and the Contributor shall, not later than 10 Business Days after such delivery, perfect such mortgage by way of registration with the relevant Governmental Authorities in Vietnam.

(c) Upon the death, disability or cessation of employment with VN OpCo (or any of its direct or indirect parent companies, including ListCo) of any holder of any portion of the Charter Capital of VN HoldCo (other than Qualifying Shares), the board of directors of ListCo shall have the right (subject to and upon obtaining a Class A Supermajority Approval (as defined in the Articles of ListCo)) to designate the Person to whom such portion of the Charter Capital of VN HoldCo is to be transferred and in whose name it is to be registered.

(d) Any increase in the Charter Capital of VN HoldCo shall require the Consent of ListCo.

Section 6.03 Permitted Business of VN HoldCo. VN HoldCo shall not engage in any business or conduct other than (i) its performance of this Agreement and (ii) pursuant to the prior Consent of ListCo. The dissolution or liquidation of VN HoldCo shall require the Consent of ListCo.

Section 6.04 Compliance with Law. VN HoldCo shall comply with all Applicable Law and shall obtain and maintain in full force and effect all governmental approvals, authorizations, consents, permits, concessions and licenses as are necessary to preserve and maintain its existence and good and valid title to its properties and assets (including the Forward Shares), free and clear of any Liens.

ARTICLE 7. GENERAL PROVISIONS

Section 7.01 Binding Effect; Assignability; Benefit to Third Parties; Third-Party Enforcement.

(a) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, legal representatives and permitted assigns. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by either party hereto except with the prior written consent of the other party and, in either case, of VN OpCo, which the parties agree shall be an express third-party beneficiary of this Agreement to the extent necessary or, in the sole discretion of ListCo, advisable to comply with Applicable Law relating to foreign ownership limits applicable to VN OpCo or any of its subsidiaries in Vietnam.

(b) Each Vietnamese Person referred to in Section 3.04 is hereby made an express third-party beneficiary of, and be entitled to directly enforce, the provisions of this Agreement in the manner, and to the extent, described in that Section.

(c) Any Person that (together with its Affiliates) holds 25% or more of the aggregate number of ListCo Class A Shares is hereby made an express third-party beneficiary of the rights of, and remedies available to, ListCo under this Agreement to the same extent and as though such Person were ListCo hereunder.

(d) Notwithstanding Section 7.01(b) and Section 7.01(c), the termination, cancellation, amendment, modification, supplementing or variation, or waiver, novation, assignment of any provision of this Agreement shall not require the prior written consent of any such express third-party beneficiaries.

(e) Nothing in this Agreement, expressed or implied, is otherwise intended to confer on any Person other than the parties hereto, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

Section 7.02 Further Efforts.

(a) Subject to the terms and conditions of this Agreement, each party shall use its commercially reasonable efforts, and shall cooperate fully with the other party, to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable under Applicable Law to consummate the transactions contemplated by this Agreement (including the obtaining of all applicable consents of Governmental Authorities) and to comply as promptly as practicable with all requirements of Governmental Authorities applicable to the transactions contemplated by this Agreement. The parties shall reasonably cooperate with each other and use their respective commercially reasonable efforts to prepare and file with Governmental Authorities, in English or in Vietnamese, all other required notifications, filings, submissions, reports, agreements, documents and requests for approval or clearance of the transactions contemplated by this Agreement and to have such Governmental Authorities approve or clear the transactions contemplated by this Agreement. Each party shall give prompt written notice to the other party if it or any of its representatives receives any notice from any Governmental Authority in connection with the transactions contemplated by this Agreement, and shall promptly furnish the other party with a copy of such Governmental Authority notice.

(b) In furtherance and not in limitation of the foregoing, the parties shall, in particular, cooperate with one another and make all filings, prepare and sign all documents and take (or refrain from taking) all actions necessary to give the economic benefit of the Forward Shares to ListCo in compliance with Applicable Law, including in relation to taxation, foreign investment, foreign exchange and capital controls in Vietnam.

Section 7.03 Notices. All notices, requests and other communications to either party hereunder shall be in writing by personal delivery, by courier service or by registered mail, postage prepaid (or by electronic mail (“e-mail”) transmission, so long as a receipt is requested and received), and shall be given:

if to ListCo to:

VNG Limited

Walkers Corporate Limited

190 Elgin Avenue

George Town

Grand Cayman KY1-9008

Cayman Islands

Attention: Corporate Secretary

and if to VN HoldCo to:

Big V Technology Corporation

Golden King Tower

No. 15 Nguyen Luong Bang Street

Tan Phu Ward, District 7

Ho Chi Minh City

Vietnam

Attention: Legal Representative

(in either case, with copies, none of which shall not constitute notice, to:

VNG Corporation

VNG Campus

Lot Z06, St. 13

Tan Thuan Dong Ward

Dist. 7, Ho Chi Minh City

Vietnam

Attention: Legal Department

E-mail: [***]

and

Allen & Overy LLP

50 Collyer Quay

#09-01 OUE Bayfront

Singapore 049321

Attention: Tina LeDinh, Felipe Duque

E-mail: [***] , [***]

or such other address or e-mail as such party may hereafter specify for the purpose by notice to the other party hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day in the place of receipt.

Section 7.04 Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdiction other than the State of New York. The parties hereto hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of New York and the United States of America, in each case located in the County of New York, for any action seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby (whether brought by either party or any of its Affiliates or against the other party or any of its Affiliates). Consistent with the preceding sentence, each of the parties hereto hereby (i) submits to the exclusive jurisdiction of such courts for the purpose of any action arising out of or relating to this Agreement brought by either party hereto, (ii) agrees that service of process will be validly effected by sending notice in accordance with Section 7.03, (iii) irrevocably waives, and agrees not to assert by way of motion, defense, or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the action is brought in an inconvenient forum, that the venue of the action is improper, or that this Agreement or the transactions contemplated by this Agreement may not be enforced in or by any of the above named courts, and (iv) agrees not to move to transfer any such action to a court other than any of the above-named courts. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.04.

Section 7.05 Expenses. All expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by ListCo.

Section 7.06 Specific Performance. Each party hereto acknowledges that the remedies at law of the other party for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, either party to this Agreement, without posting any bond, and in addition to all other remedies that may be available, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy that may then be available.

Section 7.07 No Recourse. Each party agrees that (a) this Agreement may only be enforced against, and any action for breach of this Agreement may only be made against, the parties, and no claims of any nature whatsoever (whether in tort, contract or otherwise) arising under or relating to this Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby shall be asserted against any Affiliate of ListCo or VN HoldCo (in each case, other than the parties to this Agreement, on the terms and subject to the conditions expressly set forth herein), and (b) no Affiliate of ListCo or VN HoldCo (in each case, other than the parties to this Agreement, on the terms and subject to the conditions set forth herein) shall have any liability arising out of or relating to this Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby, including with respect to any claim (whether in tort, contract or otherwise) for breach of this Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished in connection with this Agreement, the negotiation hereof or the transactions contemplated hereby.

Section 7.08 Amendment; Termination.

(a) No provision of this Agreement may be amended, waived or otherwise modified except by an instrument in writing executed by ListCo acting pursuant to a Special Resolution (as defined in the Articles of ListCo) and by VN HoldCo.

(b) This Agreement, and all rights and obligations of the parties hereunder, shall terminate upon the first to occur of:

(i) the termination of this Agreement by an instrument in writing executed by ListCo acting pursuant to a Special Resolution (as defined in the Articles of ListCo) and by VN HoldCo; or

(ii) the termination by written notice from either party to the other party if any transaction contemplated by the Agreement is enjoined or prohibited by the terms of a final, non-appealable order, regulation or judgment from a Governmental Authority that has jurisdiction over either party with respect to the transactions contemplated by this Agreement.

(c) In the event of termination of this Agreement pursuant to its terms, this Agreement will become null and void and of no effect with no liability on the part of either party hereto, provided, however, that (i) in the case of a termination of this Agreement pursuant to Section 7.08(b)(ii), the parties shall work together and in good faith to identify eligible Vietnamese Persons to purchase the Forward Shares, with the proceeds from such sales to be applied for the benefit of ListCo in the manner instructed to VN HoldCo in a Consent of ListCo, and (ii) no such termination will relieve either party hereto from any liability for any fraud or intentional breach of this Agreement occurring prior to such termination.

Section 7.09 Severability. Each provision of this Agreement shall be considered separable, and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future Applicable Law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement that are valid, enforceable and legal. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 7.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument.

Section 7.11 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

[Remainder of page intentionally blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

LISTCO:

VNG Limited

By:
Name:
Title:

VN HOLDCO:

Big V Technology Corporation

By:
Name:
Title:

[Signature page to Cooperation Agreement]

SCHEDULE 1

VN HOLDCO ACCOUNT DETAILS

[***]

Sch 1-1

SCHEDULE 2

ONSHORE BUYBACK TERMS

The following requirements shall apply to all offers to purchase VN OpCo Shares pursuant to Section 3.03 of the Agreement:

1. In such maximum amount to be determined annually by the board of directors of ListCo, in its sole discretion;

2. At quarterly intervals commencing, at the earliest, the first quarter after expiration of the period of 180 days after the date of the final prospectus for the IPO; at the discretion of the board of directors of ListCo, for a pre-determined period of up to ten business days immediately following ListCo’s announcement of its quarterly earnings results in a report on Form 6-K that is filed or furnished to the SEC and at a time when ListCo is not in possession of material non-public information;

3. The offers to purchase VN OpCo Shares may be conducted as matched or put-through UPCOM orders, open market purchases, open offers, privately-negotiated transactions or any other means that is permissible under Applicable Law;

4. The price for offers to purchase VN OpCo Shares is to be expressed in Vietnamese Dong and calculated based on the VND:US$ spot selling rate quoted by the Joint Stock Commercial Bank for Foreign Trade of Vietnam on the date of the offer, not to exceed the volume-weighted average price of the ListCo Class A Shares in the five trading days immediately following ListCo’s announcement of its quarterly earnings results in a report on Form 6-K that is filed or furnished to the SEC (in each case, expressed in a price per VN OpCo Share based on the applicable Conversion Ratio);

5. If any offer to purchase VN OpCo Shares is oversubscribed in accordance with the terms of the offers (or, in the case of offers on UPCOM or any other public exchange, the rules of such exchange), the offer shall be subject to pro rata allocation to each offer participant; and

6. Upon completion of any offer to purchase VN OpCo Shares, ListCo shall promptly announce and furnish on Form 6-K to the SEC the details of each offer, including the volume-weighted average price, the total number of VN OpCo Shares purchased, and the total number of VN OpCo Shares registered in the names of employees of VN OpCo (or of any of its Affiliates, including VN HoldCo and ListCo) in the VN OpCo Register after the completion of the offer.

Sch 2-1

EXHIBIT A

FORM OF SHARE SECURITY AGREEMENT FOR FORWARD SHARES

[***]

A-1

EXHIBIT B

FORM OF PAYMENT CONFIRMATION

[***]

B-1

EXHIBIT C

FORM OF IRREVOCABLE UNDERTAKING BY SHAREHOLDERS OF VN HOLDCO

[***]

C-1

EXHIBIT D

FORM OF SHARE SECURITY AGREEMENT FOR CHARTER CAPITAL OF VN HOLDCO

[***]

D-1